Exhibit 99.1

Ascent Announces Board Authorization of Expanded Stock Purchase Program

Schaumburg, Illinois, February 18, 2025 – Ascent Industries Co. (Nasdaq: ACNT) today announced that its Board of Directors authorized an expanded and extended stock repurchase program under which up to 1,000,000 shares, approximately 10% of its outstanding common stock, may be acquired in the open market over the next 24 months at the discretion of management.

Bryan Kitchen, President and CEO, said, “Share repurchases are a key part of our capital allocation strategy. The Board’s expanded authorization is particularly timely given that we believe our shares’ current valuation substantially undervalues the Company based on our momentum, organic growth runway, and strengthening balance sheet. At our current valuation, repurchasing our stock continues to be a prudent investment that will not conflict with our growth objectives.”

The shares will be purchased from time to time at prevailing market prices, through open market or privately negotiated transactions, depending on market conditions. Under the program, the purchases will be funded from available working capital, and the repurchased shares will be returned to the status of authorized, but unissued shares of common stock or held in treasury. There is no guarantee as to the exact number of shares that will be repurchased by the Company, and the Company may discontinue purchases at any time that management determines additional purchases are not warranted. As of February 18, 2025, the Company had 10,076,025 shares outstanding.

About Ascent Industries Co.
Ascent Industries Co. (Nasdaq: ACNT) is a company that engages in a number of diverse business activities including the production of specialty chemicals and industrial tubular products. For more information about Ascent, please visit its website at www.ascentco.com.

Forward-Looking Statements
This press release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable federal securities laws. All statements that are not historical facts are forward-looking statements. Forward looking statements can be identified through the use of words such as "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions. The forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements and to review the risks as set forth in more detail in Ascent Industries Co.’s Securities and Exchange Commission filings, including our Annual Report on Form 10-K, which filings are available from the SEC or on our website. Ascent Industries Co. assumes no obligation to update any forward-looking information included in this release.

Company Contact
Ryan Kavalauskas
Chief Financial Officer
1-630-884-9181

Investor Relations
Cody Slach and Cody Cree
Gateway Group, Inc.
1-949-574-3860
ACNT@gateway-grp.com

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